EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: July 5, 2005

                                   LEVY, HARKINS & CO., INC.


                                   By: /s/ Michael J. Harkins
                                       -----------------------------------------
                                   Name:  Michael J. Harkins
                                   Title: President


                                   THE GRACY FUND, L.P.


                                   By: /s/ Edwin A. Levy
                                       -----------------------------------------
                                   Name:  Edwin A. Levy
                                   Title: General Partner


                                   By:    /s/ Michael J. Harkins
                                       -----------------------------------------
                                   Name:  Michael J. Harkins
                                   Title: General Partner


                                   /s/ Edwin A. Levy
                                   ---------------------------------------------
                                   Edwin A. Levy


                                   /s/ Michael J. Harkins
                                   ---------------------------------------------
                                   Michael J. Harkins